UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 21, 2018 (September 17, 2018)
HERC HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33139	20-3530539
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27500 Riverview Center Blvd.
Bonita Springs, Florida 34134
(Address of principal executive offices, including zip code)

(239) 301-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Herc Holdings Inc. (together with its subsidiaries, the “Company”) conducts substantially all of its operations through subsidiaries, including Herc Rentals Inc. (“Herc”). On September 17, 2018, Herc and certain of its subsidiaries closed a two-year accounts receivable securitization facility with an initial commitment of $175 million and a maximum limit of up to $250 million (the “Program Limit”).

Herc and Cinelease, Inc., as sellers (together, the “Originators”), entered into a purchase and contribution agreement dated as of September 17, 2018 (the “PCA”) with Herc Receivables U.S. LLC, a wholly-owned special purpose entity (the “Receivables Subsidiary”), as purchaser, and Herc, as collection agent, pursuant to which the Originators agreed to sell and, as applicable, contribute, all of their right, title and interest in and to their current and future trade receivables and certain related rights to the Receivables Subsidiary.

The Receivables Subsidiary, as borrower, also entered into a receivables financing agreement dated as of September 17, 2018 (the “RFA”) with Herc, as the servicer and performance guarantor, the lenders from time to time party thereto (the “Lenders”), and Credit Agricole Corporate and Investment Bank (“CACIB”), as Administrative Agent, pursuant to which the Receivables Subsidiary may (from time to time and subject to the conditions therein) borrow from the Lenders an amount not to exceed the Program Limit, which will be secured by liens on the receivables and other assets of the Receivables Subsidiary. The Receivables Subsidiary paid structuring fees to CACIB and will pay other customary fees to the lender.

Each of the PCA and the RFA contain terms and conditions (including representations, covenants and conditions precedent) customary for transactions of this type. Among other things, covenants limit the ability of the Originators and the Receivables Subsidiary to create certain liens and further limit each of Herc and the Receivables Subsidiary from undertaking certain corporate acts such as a merger, consolidation or the sale of substantially all of its assets, with certain exceptions. Covenants also limit the Receivables Subsidiary’s ability to make certain restricted payments and require the Receivables Subsidiary to maintain at any time a tangible net worth of at least $100,000.

The RFA provides for customary events of default (subject to customary exceptions, thresholds and grace periods) including, without limitation, failure to perform covenants, ineffectiveness of transaction documents, invalidity of security interests or failure to cooperate in the Administrative Agent’s assumption of control of accounts, material inaccuracy of representations or warranties, failure of certain ratios related to the accounts receivables, specified cross default and cross acceleration to other material indebtedness, certain bankruptcy events, certain ERISA events, material judgments, material adverse effect and change in control.

All of the obligations of the Originators and the servicer and certain indemnification obligations of the Receivables Subsidiary under both the PCA and the RFA are guaranteed by Herc pursuant to a performance guaranty in the RFA.

The foregoing descriptions of the accounts receivable facility and the applicable agreements are not complete and are qualified in their entirety by reference to the full text of the PCA and the RFA, which are filed as Exhibits 10.1 and 10.2 to this Form 8-K.

In the ordinary course of business, the Company and its affiliates have engaged, and may in the future engage, certain parties to the RFA or the affiliates of such parties to provide commercial banking, investment banking, and other services for which the Company or its affiliates pay customary fees and commissions. CACIB is a lender under the Company’s asset-based revolving credit facility.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 of this report on Form 8-K is incorporated in this Item 2.03 by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
10.1
Receivables Financing Agreement, dated as of September 17, 2018, among Herc Receivables U.S. LLC, Herc Rentals Inc., the Lenders and Managing Agents from time to time party thereto and Credit Agricole Corporate and Investment Bank, as Administrative Agent.

10.2
Purchase and Contribution Agreement, dated as of September 17, 2018, among Herc Rentals Inc., as a Seller and Collection Agent, Cinelease, Inc. as a Seller, and Herc Receivables U.S. LLC, as Purchaser.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERC HOLDINGS INC.
(Registrant)

By:	/s/ Mark Irion
Name:	Mark Irion
Title:	Senior Vice President and Chief Financial Officer
Date: September 21, 2018

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